----------------------
                                                               EXHIBIT 99.1
                                                          ----------------------
COMMUNITY WEST
BANCSHARES  [GRAPHIC OMITTED]
----------

445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:     CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:       805-692-5821
E-MAIL:      CBALTUSKONIS@COMMUNITYWESTBANK.COM
URL:         HTTP://WWW.COMMUNITYWESTBANK.COM
SYMBOL:      CWBC  (NASDAQ)

COMMUNITY  WEST  BANCSHARES  REPORTS  RECORD  EARNINGS  FOR  2005

NET INCOME FOR 2005 FOURTH QUARTER INCREASES BY 46% TO $1,394,000, OR $.23 PER SHARE DILUTED, COMPARED TO $954,000, OR $.16 PER SHARE DILUTED, FOR 2004 FOURTH QUARTER

NET  INTEREST  INCOME  INCREASES  BY  50%  FOR  2005  FOURTH  QUARTER

NET INCOME FOR 2005 IS $5,642,000, OR $.95 PER SHARE DILUTED, WHICH INCLUDES AN INCOME TAX CREDIT OF $914,000, OR $.15 PER SHARE DILUTED, COMPARED TO NET INCOME OF $3,835,000, OR $.65 PER SHARE DILUTED, FOR 2004

Goleta, California, January 24, 2006 - Community West Bancshares (Company), parent company of Community West Bank, today reported record net income for the year ended December 31, 2005 of $5,642,000 compared to $3,835,000 for 2004. Diluted earnings per share for 2005 were $.95, a 46% increase over $.65 for 2004. Results for 2005 include an income tax credit of $914,000, or $.15 per share diluted, related to resolution of potential tax issues.

For the quarter ended December 31, 2005 (2005 Q4), the Company recorded net income of $1,394,000, or $.23 per share diluted, compared to net income of $954,000, or $.16 per share diluted, for the quarter ended December 31, 2004 (2004 Q4).

NET  INTEREST  INCOME
---------------------

Net interest income for the comparative three and twelve-month periods increased by $1,871,000 and $5,431,000, or 50% and 39%, respectively.

Total interest income for the comparative three-month period increased by $2,954,000. $1,580,000 of the increase is attributed to the continued strong growth in interest-earning assets, primarily in the commercial lending, SBA and manufactured housing portfolios, partially offset by the decrease in securitized loans; and, $1,374,000 of the increase is attributed to higher interest rates.

Total interest income for the comparative twelve-month period increased by $7,933,000. $4,635,000 of the increase is attributed to the net growth in interest-earning assets; and, $3,298,000 of the increase is attributed to higher interest rates.

Interest expense on deposits for the comparative three-month period increased by $1,014,000. $429,000 of the increase is attributed to interest-bearing deposit growth and $585,000 is attributed to higher interest rates. Interest expense on borrowings increased $69,000.

Interest expense on deposits for the comparative twelve-month period increased by $2,685,000. $1,269,000 of the increase is attributed to interest-bearing deposit growth and $1,416,000 is attributed to increased interest rates. Interest expense on borrowings decreased $183,000, substantially all of which was volume-related.

In 2005 Q4, the Company completed its call of the remainder of the relatively high-rate, securitized bonds, thus serving to reduce the Company's cost of funds.

PROVISION  FOR  LOAN  LOSSES
----------------------------

Overall, the general portfolio credit quality continues to be relatively stable and the Company continues to benefit from the favorable loss experience of the loan portfolio.



NON-INTEREST INCOME AND NON-INTEREST EXPENSES

Non-interest income decreased by $805,000 from 2004 Q4 to 2005 Q4, and for the twelve-month period from $10.5 million in 2004 to $7.3 million in 2005, as the Company recorded declines in gains from loan sales, loan servicing fees and other loan fees.

The Company continues to manage non-interest expenses as there were only slight increases in such expenses for the comparative 2005 Q4 and annual periods.

PROVISION  FOR  INCOME  TAXES
-----------------------------

The effective income tax rate for calendar 2005 is less than that in calendar 2004 as a tax reserve of $914,000, or $.15 per share diluted, related to potential tax issues, was reversed in 2005 Q3 due to the resolution of the uncertainty.

                                  BALANCE SHEET

The Company's total assets increased to $444.4 million, or $79.2 million, at December 31, 2005 compared to $365.2 million at December 31, 2004. Net loans increased by $91.0 million and combined liquid assets and investment securities decreased by a net of $13.6 million.

On the funding side in 2005, deposits have increased by $49.7 million while other borrowings have increased by $25.4 million in total.

                                     CAPITAL

As of December 31, 2005, the Company had $42.2 million in total shareholders' equity, or 9.50% of consolidated total assets, and book value per share was $7.34.

                                DIVIDEND DECLARED

The Board of Directors announced that they have declared a quarterly dividend of $.05 per common share, payable February 17, 2006 to shareholders of record as of the close of business on February 3, 2006. At this quarterly rate, the annual dividend is equivalent to $.20 per common share.

               COMMENTS FROM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lynda J. Nahra, President and Chief Executive Officer, noted: "Results for the year benefited from our continued attention to asset growth, credit quality, increasing our net interest margin and adherence to our strategic plan. The Company's overall growth included the opening of two full-service branch offices, in May 2005 in Santa Maria, California, and in October 2005 in downtown Santa Barbara, California. We remain focused on our business model of growing within our core competencies and providing extraordinary service to a diverse customer base."

                                COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has four full-service branch banking offices, in Goleta, Ventura, Santa
Maria and Santa Barbara. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending, with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.

                          SEE ENCLOSED FINANCIAL TABLES

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except share and per share data)


                              Three Months Ended December 31,      Year Ended December 31,
                             --------------------------------  --------------------------------
                                  2005             2004             2005             2004
                             ---------------  ---------------  ---------------  ---------------
Interest income              $         8,682  $         5,728  $        29,778  $        21,845
Interest expense                       3,090            2,007           10,347            7,845
                             ---------------  ---------------  ---------------  ---------------
Net interest income                    5,592            3,721           19,431           14,000
Provision for loan losses                171              167              566              418
                             ---------------  ---------------  ---------------  ---------------
Net interest income after
  provision for loan losses            5,421            3,554           18,865           13,582
Non-interest income                    1,628            2,433            7,310           10,462
Non-interest expenses                  4,698            4,359           18,160           17,521
                             ---------------  ---------------  ---------------  ---------------

Income before income taxes             2,351            1,628            8,015            6,523
Provision for income taxes               957              674            2,373            2,688
                             ---------------  ---------------  ---------------  ---------------

    NET INCOME               $         1,394  $           954  $         5,642  $         3,835
                             ===============  ===============  ===============  ===============

Earnings per share:
  Basic                      $          0.24  $          0.17  $          0.98  $          0.67
  Diluted                               0.23             0.16             0.95             0.65

Weighted average shares:
  Basic                            5,745,957        5,729,869        5,744,364        5,717,813
  Diluted                          5,945,664        5,928,946        5,931,011        5,867,236


***********************************************************************************************
Selected average balance sheet items
------------------------------------
Average assets               $       426,072  $       355,844  $       393,210  $       333,230
Average gross loans                  370,306          292,398          338,155          274,590
Average deposits                     316,014          270,668          290,673          248,663

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except share and per share data)


                                                                 December 31
                                                           ------------------------
                                                              2005         2004
                                                           -----------  -----------
Cash and cash equivalents                                  $   13,732   $   30,205
Interest-earning deposits in other financial institutions         532          647
Investment securities                                          31,296       28,352
Loans:
  Held for sale                                                60,506       45,988
                                                           -----------  -----------
  Held for investment                                         310,107      224,938
    Less: Allowance                                            (3,326)      (2,785)
                                                           -----------  -----------
    Net held for investment                                   306,781      222,153
                                                           -----------  -----------
  Securitized loans                                            14,858       23,474
    Less: Allowance                                              (628)      (1,109)
                                                           -----------  -----------
    Net securitized loans                                      14,230       22,365
                                                           -----------  -----------
      NET LOANS                                               381,517      290,506
                                                           -----------  -----------

Other assets                                                   17,302       15,493
                                                           -----------  -----------

      TOTAL ASSETS                                         $  444,379   $  365,203
                                                           ===========  ===========

Deposits                                                   $  334,238   $  284,568
FHLB advances                                                  63,500       10,500
Repurchase agreements                                               -       13,672
Bonds payable                                                       -       13,910
Other liablities                                                4,406        4,984
                                                           -----------  -----------
      TOTAL LIABILITIES                                       402,144      327,634

Stockholders' equity                                           42,235       37,569
                                                           -----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $  444,379   $  365,203
                                                           ===========  ===========

Shares outstanding                                          5,751,314    5,729,869

Book value per share                                       $     7.34   $     6.56


***********************************************************************************

Nonaccrual loans                                           $    6,797   $    8,350
SBA guaranteed portion                                         (4,332)      (5,287)
                                                           -----------  -----------

Nonaccrual loans, net                                      $    2,465   $    3,063
                                                           ===========  ===========